Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form 10 of our report dated November 30, 2018 relating to the audited consolidated financial statements for the year ending December 31, 2017 and 2016 of Vivi Holdings, Inc. and Subsidiaries.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ L&L CPAS, PA
L&L CPAS, PA
December 10, 2018